Exhibit 10.01
FIRST AMENDMENT TO OFFICE LEASE
This FIRST AMENDMENT TO OFFICE LEASE ("First Amendment") is made and entered into as of April 22, 2022 (the “Effective Date”), by and between KILROY REALTY, L.P., a Delaware limited partnership ("Landlord"), and DERMTECH, INC., a Delaware corporation ("Tenant").
R E C I T A L S :
A.    Landlord and Tenant are parties to the Office Lease dated July 1, 2021 (the "Lease"), whereby Tenant leases 95,997 rentable (76,012 usable) square feet of space ("Premises") consisting of the entire office building located at 12340 El Camino Real, San Diego, California 92130 ("Building").
B.    Landlord and Tenant desire to enter into this First Amendment to make certain modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.
2.Additional Improvement Allowance. Pursuant to the terms of Section 3.3 of the Work Letter attached to the Lease, Tenant has the right to utilize the Additional Improvement Allowance in connection with Tenant’s performance of the Improvements. In connection with the foregoing, Tenant hereby elects to utilize the entirety of such Additional Improvement Allowance (i.e., with respect to each Phase), and therefore Tenant shall pay the Additional Monthly Base Rent for the entire Premises and the Base Rent for the entire Premises shall be increased by the applicable Additional Monthly Rent. The schedule below sets forth the Additional Monthly Rent for each Phase of the Premises:

Phase of Premises	Amount of Additional Monthly Rent
Phase I Premises	$2,922.53
Phase II Premises	$8,458.69
Phase III Premises	$10,136.06
Phase IV Premises	$6,454.07
In connection with the foregoing, in order to memorialize the amount of Additional Monthly Rent to be paid by Tenant throughout the Lease Term, the Base Rent schedule set forth on Schedule 1 attached to the Lease is hereby deleted in its entirety and replaced with the Base

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Rent schedule set forth on Schedule 1 attached to this First Amendment (which replacement Base Rent schedule includes the applicable amount of Additional Monthly Rent for each Phase of the Premises in addition to the Base Rent initially set forth in the Lease).
3.Phase 1 Commencement Date and Phase II Commencement Date. Landlord and Tenant hereby acknowledge and agree that (i) the Phase I Commencement Date occurred on September 1, 2021, and (ii) the Phase II Commencement Date occurred on March 10, 2022.
4.Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than Cushman & Wakefield (the "Broker"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 4 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
5.Statutory Disclosure and Related Terms. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).
6.Signatures. The parties hereto consent and agree that this First Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this First Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this First Amendment electronically, and (2) the electronic signatures appearing on this First Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
7.No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

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"LANDLORD":
REALTY, L.P.,
a Delaware limited partnership
By:	Kilroy Realty Corporation,

Its: General Partner
By: /s/ Nelson Ackerly

Name:	Nelson Ackerly

Its:	Senior Vice President, Leasing California

By	/s/ Annie Coldwell

Name:	Annie Coldwell

Its:	Vice President, Leasing

"TENANT":
DERMTECH, INC.,
a Delaware corporation
By	/s/ John Dobak

Name:	John Dobak, M.D.

Its:	CEO

By	/s/ Kevin Sun

Name:	Kevin Sun

Its:	CFO

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SCHEDULE 1
BASE RENT

Phase I Premises
Period	Monthly Installment of Base Rent
Phase I Commencement Date – Month 12 thereafter	$29,931.33
Months 13-24	$58,061.25
25 - 36	$59,715.41
37 – 48	$61,419.20
49 – 60	$63,174.10
61 – 72	$64,981.65
73 – 84	$66,843.42
85 - 96	$68,761.05
96 – 108	$70,736.21
109 – 120	$72,770.62
121 - Lease Expiration Date)	$74,866.06

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Phase II Premises
Period	Monthly Installment of Base Rent
Phase II Commencement Date – Month 12 thereafter	$86,254.74
Months 13-24	$167,280.06
25 - 36	$172,044.70
37 – 48	$176,952.28
49 – 60	$182,007.09
61 – 72	$187,213.54
73 – 84	$192,576.19
85 - 96	$198,099.72
96 – 108	$203,788.95
109 – 120	$209,648.86
121 - Lease Expiration Date)	$215,684.56

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Phase III Premises
Period	Monthly Installment of Base Rent
Phase III Commencement Date – Month 12 thereafter	$101,529.26
Months 13-24	$196,716.14
25 - 36	$202,313.54
37 – 48	$208,078.86
49 – 60	$214,017.14
61 – 72	$220,133.57
73 – 84	$226,433.50
85 - 96	$232,922.42
96 – 108	$239,606.01
109 – 120	$246,490.11
121 - Lease Expiration Date)	$253,580.73

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Phase IV Premises
Period	Monthly Installment of Base Rent
Phase IV Commencement Date – Month 12 thereafter	$64,648.07
Months 13-24	$125,257.67
25 - 36	$128,821.77
37 – 48	$132,492.81
49 – 60	$136,273.97
61 – 72	$140,168.57
73 – 84	$144,180.01
85 - 96	$148,311.79
96 – 108	$152,567.52
109 – 120	$156,950.92
121 - Lease Expiration Date)	$161,465.83

NOTE: The above Base Rent schedule has been determined as if the Phase IV Lease Commencement Date provides for a Lease Term for Phase IV in excess of 120 months, and Landlord and Tenant hereby agree that if the Phase IV Lease Commencement Date does not occur to allow for more than 120 months of Base Rent payments, then such Base Rent schedule shall be deemed to be modified appropriately so that Tenant pays Base Rent through the Lease Expiration Date.

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